Exhibit 99.1

Jazz Pharmaceuticals Announces Completion of Offering and

Exercise in Full of Initial Purchasers’ Option to Purchase Additional

1.50% Exchangeable Senior Notes due 2024

DUBLIN, September 1, 2017 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) (“Jazz Pharmaceuticals”) today announced that the initial purchasers of the recently announced private offering of $500 million aggregate principal amount of 1.50% exchangeable senior notes due 2024 by Jazz Investments I Limited, its wholly-owned subsidiary (the “Issuer”), have exercised in full their option to purchase an additional $75 million aggregate principal amount of notes. The sale of additional notes closed on September 1, 2017. With the exercise of the option, a total of $575 million aggregate principal amount of Notes was sold in the offering.

Jazz Pharmaceuticals used the net proceeds from the sale of the initial notes, together with cash on hand, to repay $500 million of outstanding borrowings under its revolving credit facility on August 28, 2017. Jazz Pharmaceuticals intends to use the net proceeds from the sale of the additional notes for general corporate purposes, including potential business development activities.

None of the notes, the guarantee or the ordinary shares issuable upon exchange of the notes, if any, has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes, the guarantee or ordinary shares, nor shall there be any sale of notes, the guarantee or ordinary shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Jazz Pharmaceuticals plc

Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. Jazz Pharmaceuticals has a diverse portfolio of products and product candidates, with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos™ (daunorubicin and cytarabine) liposome for injection in the United States and markets Erwinase® and Defitelio (defibrotide) in countries outside the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, all statements relating to the expected use of the net proceeds from the offering of additional notes. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties which can be found under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and future filings and reports by Jazz Pharmaceuticals plc. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Contact Information

Investors

Kathee Littrell

Vice President, Investor Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7887

U.S., + 1 650 496 2717

Media

Jacqueline Kirby

Vice President, Corporate Affairs & Government Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 697 2141

U.S., + 1 215 867 4910